Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
Seitel, Inc., et al., [1]	)	Case No. 03-12227 (PJW)
)
Debtors.	)	(Jointly Administered)

DEBTORS' JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
GREENBERG TRAURIG, LLP 100 West Street, Suite 1540 Wilmington, Delaware 19801 (302) 661-7000 Attention: Scott D. Cousins (No. 3079)
- and -
200 Park Avenue New York, New York 10166 (212) 801-9200 Attention: Hal M. Hirsch Allen G. Kadish
Counsel to Seitel, Inc., et al., Debtors and Debtors-in-Possession

Dated: July 21, 2003

1    The Debtors are the following entities: Seitel, Inc.; Seitel Management, Inc.; N360X, L.L.C.; Seitel Delaware, Inc.; Seitel Data Corp.; Seitel Data, Ltd.; Seitel Offshore Corp.; Datatel, Inc.; Seitel Solutions, Inc.; Seitel Solutions, L.L.C.; Seitel Solutions, Ltd.; SI Holdings, G.P.; Seitel Solutions Holdings, L.L.C.; Seitel Canada Holdings, Inc.; SEIC, Inc.; SEIC, L.L.C.; DDD Energy, Inc.; Energy Venture Holdings, L.L.C.; Endeavor Exploration, L.L.C.; Seitel Geophysical, Inc.; Seitel Gas & Energy Corp.; Seitel Power Corp.; Geo-Bank, Inc.; Alternative Communication Enterprises, Inc.; EHI Holdings, Inc.; Exsol Inc.; Seitel IP Holdings, LLC; Seitel Natural Gas, Inc.; Seitel Canada L.L.C.; Matrix Geophysical, Inc.; and Express Energy I, LLC.

    Seitel, Inc., and its direct and indirect Debtor subsidiaries propose the following Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

    Other direct and indirect subsidiaries of Seitel Inc., and of the other Debtors herein that are incorporated outside of the United States of America have not commenced cases under chapter 11 of the Bankruptcy Code; these non-debtor subsidiaries continue to operate their businesses outside of bankruptcy.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

Section 1.1          Definitions.

    Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in this Plan

    "Administrative Claim" means a Claim for costs and expenses of administration under sections 503(b), 507(a)(1) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates, and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a), 331 or 503(b) of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates pursuant to 28 U.S.C. §§ 1911-1930.

    "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (b) which, if no proof of claim was so filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is expressly allowed under this Plan or (e) which Claim or Equity Interest is allowed by a Final Order; provided, however, that the term "Allowed" shall not include, unless otherwise specified in this Plan, interest on any Claim or Equity Interest from the Petition Date.

    "Allowed Class. . . Claim" means, when used in reference to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

    "Allowed Equity Interest" means any Equity Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtors and (b) is not Disputed.

    "Amended By-Laws" means, collectively, the By-Laws (or documents of similar import for non-corporate Debtors) of the Reorganized Debtors which shall become effective on the Effective Date and which shall be in form and substance filed with the Plan Supplement and shall be satisfactory to the Plan Funders in their sole and absolute discretion.

    "Amended Certificates of Incorporation" means, collectively, the Certificates of Incorporation (or documents of similar import for non-corporate Debtors) of the Reorganized Debtors which shall become effective on the Effective Date and which shall be in form and substance filed with the Plan Supplement and shall be satisfactory to the Plan Funders in their sole and absolute discretion.

    "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Equity Interests may indicate their acceptance or rejection of this Plan in accordance with this Plan and the Voting Instructions.

    "Bankruptcy Causes of Action" means all claims, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities under the Bankruptcy Code, including sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code or otherwise) of the Debtors, as debtors and/or as debtors in possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date or after the Effective Date against any Entity, based in law, admiralty or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the Effective Date.

    "Bankruptcy Code" means sections 101, et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, as amended from time to time, to the extent such amendments are by their terms applicable to the Chapter 11 Cases.

    "Bankruptcy Court" means the United States District Court for the District of Delaware or such other District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the United States Bankruptcy Court in such district with authority over the Chapter 11 Cases.

    "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

    "Bar Date" means, with respect to any Claim or Equity Interest, the date with respect to that Claim or Equity Interest fixed by the Bankruptcy Court as the last day for timely filing a proof of Claim or Equity Interest.

    "Beneficially" has the same meaning with respect to any asset or liability as used in the term "beneficial ownership" as defined by the Securities and Exchange Commission with respect to certain securities under section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, whether or not disclaimed or disclaimable under Rule 13d-3.

   "Business Day" means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

    "Cash" means legal tender of the United States and equivalents thereof.

    "Cash Infusion" means the Cash that the Plan Funders shall pay to the Debtors on the Effective Date as new capital in an amount equal to all payments to Class 3 (General Unsecured Claims) and Class 4 (Seitel Unsecured Claims), plus $10,150,273.20, in exchange for the aggregate of which the Plan Funders (or such wholly owned direct or indirect subsidiary or subsidiaries of Berkshire Hathaway Inc. as they may designate) will receive 100% of the Equity Interests in each of the Reorganized Debtors, other than the No Asset Debtors, provided that the Plan Funders reserve the right to deduct from this sum an amount equal to the Cash distribution to which the Plan Funders are entitled on account of their Class 3 Claims and Class 4 Claims if they elect to do so on or prior to the Effective Date.

    "Causes of Action" means all claims, Derivative Suits, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, Bankruptcy Causes of Action and crossclaims of the Debtors and/or as debtors in possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date against any Entity, based in law, admiralty or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise.

    "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

    "Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) against any of the Debtors, including, but not limited to: (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

    "Claimant" means the Holder of a Claim.

    "Class" means a category of Claims or Equity Interests as set forth in Article III of this Plan.

    "Class Action" means that certain consolidated action entitled In re Seitel, Inc. Securities Litigation, bearing Case No. 02-1566, pending in the United States District Court for the Southern District of Texas, Houston Division.

    "Committee" means any statutory official committee appointed in the Chapter 11 Cases.

    "Confirmation" means the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order on the docket of the Bankruptcy Court.

    "Confirmation Date" means the date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court within the meaning of Bankruptcy Rules 5003 and 9021.

    "Confirmation Hearing" means the hearing at which the Bankruptcy Court considers confirmation of this Plan.

    "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

    "Consummation" means the occurrence of the Effective Date.

    "Creditor" means any Holder of a Claim.

    "D&O Insurance Policies" means the executive liability and indemnification policies purchased by the Debtors to provide coverage for its directors and officers in the event of litigation involving a director or officer in his or her capacity as such.

    "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, investment bankers, agents and representatives of the Debtors and their affiliates who served in such capacity on the Confirmation Date, in each case in their capacity as such, but does not include any auditors who have been retained by the Debtors.

    "Data" means the onshore and offshore seismic data or any derivations thereof owned or held by the Debtors.

   "Data Library" means the library of Data of the Debtor's available to be sold or licensed to third parties by the Debtors.

    "Data License Agreement" means a written agreement executed by any Debtor which permits the other party to such agreement to review, possess, license, select or otherwise obtain Data from the Data Library.

    "Debtors" means Seitel, Inc. and its affiliates and subsidiaries that are debtors and debtors-in-possession herein, as follows: Seitel Management, Inc.; N360X, L.L.C.; Seitel Delaware, Inc.; Seitel Data Corp.; Seitel Data, Ltd.; Seitel Offshore Corp.; Datatel, Inc.; Seitel Solutions, Inc.; Seitel Solutions, L.L.C.; Seitel Solutions, Ltd.; SI Holdings, G.P.; Seitel Solutions Holdings, L.L.C.; Seitel Canada Holdings, Inc.; SEIC, Inc.; SEIC, L.L.C.; DDD Energy, Inc.; Energy Venture Holdings, L.L.C.; Endeavor Exploration, L.L.C.; Seitel Geophysical, Inc.; Seitel Gas & Energy Corp.; Seitel Power Corp.; Geo-Bank, Inc.; Alternative Communication Enterprises, Inc.; EHI Holdings, Inc.; Exsol Inc.; Seitel IP Holdings, LLC; Seitel Natural Gas, Inc.; Seitel Canada L.L.C.; Matrix Geophysical, Inc.; and Express Energy I, LLC.

    "Delaware General Corporation Law" means title 8 of the Delaware Code, as now in effect or hereafter amended.

    "Derivative Suits" means the shareholders' derivative suits identified as Basser v. Frame, et al., Case No. 02-CV-1874, United States District Court, Southern District of Texas; Almekinder v. Frame, et al., Case No. 02-CV-2960 in the United States District Court, Southern District of Texas, Houston Division; Berger v. Frame, et al., No. 19534-NC, Court of Chancery, State of Delaware, Castle County; Chemical Valley & North Central West Virginia Carpenters Pension Plan v. Frame, et al., No. 02-CV-3343, United States District Court for the Southern District of Texas; Couture v. Frame, et al. Case No. 20002-37065, in the 80th Judicial District Court of Harris County, Texas; Talley v. Frame, et al., Case No. 2002-33338 in the 151st Judicial District Court of Harris County, Texas; and Zambie v. Frame, et al., Case No. 2002-23913 in the 333rd Judicial District Court of Harris County, Texas.

    "Disallowed" means a Claim or Equity Interest or any portion thereof that (a) has been disallowed by a Final Order, (b) has been listed on the Schedules as zero or as contingent, disputed or unliquidated and to which the Bar Date has been established but no proof of claim or Equity Interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely filed under applicable law, or (c) is not listed on the Schedules and as to which the Bar Date has been set and no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely filed under applicable law.

    "Disbursing Agent" means the Debtors, the Reorganized Debtors, or any Person(s) selected by the Debtors or Reorganized Debtors making distributions under this Plan, as the case may be.

    "Disclosure Statement" means the Disclosure Statement for this Plan, as amended, supplemented, or modified from time to time, describing this Plan, that is prepared and distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3017 and/or other applicable law.

    "Disputed" means a Claim or Equity Interest or any portion thereof, that is neither an Allowed Claim or Equity Interest nor a Disallowed Claim or Equity Interest, and includes without limitation, a Claim or Equity Interest that (a) has not been listed on the Schedules or has been listed on the Schedules as zero, or is listed on the Schedules as unknown, contingent, unliquidated or disputed and is the subject of a proof of claim or interest in the Bankruptcy Court, (b) is the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) is the subject of an objection or request for estimation with the Bankruptcy Court which has not been withdrawn, settled or overruled by a Final Order.

    "Disputed Claims Reserve" means the reserve established necessary to effect payment of Disputed Claims.

    "Disputed Interest Amount" means, with respect to a Disputed Equity Interest, the number of shares set forth in a timely Filed proof of interest.

    "Disputed Interest Reserve" means the Cash reserve, if any, established and maintained on account of Disputed Equity Interests, if any.

    "Distribution Record Date" means the date to be established by the Bankruptcy Court for distribution to holders of Old Seitel Common Stock.

    "Effective Date" means the first Business Day after the Confirmation Date (or such date thereafter as is mutually acceptable to the Debtors and the Plan Funders) on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Section 9.1 have been satisfied or waived pursuant to Section 9.2 of this Plan.

    "Equity Interest" means (a) all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtors including Old Seitel Common Stock or any Old Subsidiary Equity Interest, and (b) the legal, equitable, contractual or other rights of any Person or Entity to acquire or receive any of the foregoing, including, but not limited to, all issued, unissued, authorized or outstanding shares of Old Seitel Common Stock, and any options and warrants therefor.

    "Estate" means the estate of each Debtor as created pursuant to section 541 of the Bankruptcy Code on the Petition Date.

    "File" or "Filed" means file or filed with the Clerk of the Bankruptcy Court in the Chapter 11 Cases.

    "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

    "Final Order" means, as to any court, administrative agency or other tribunal, including the Bankruptcy Court, an order or judgment of such tribunal as entered on its docket as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing is pending or, if an appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari or motion for a new trial, reargument or rehearing has been denied, and the time to take any further appeal or to seek further certiorari or move for a new trial, reargument or rehearing has expired, provided, however, that the possibility of a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order does not prevent such order from being a Final Order.

    "General Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Other Priority Claim, Pearlman Claim, Seitel Unsecured Claim, Intercompany Claim or Securities Claim.

    "Heller" means Heller Financial Leasing, Inc.

    "Heller Secured Claim" means the Allowed Secured Claim held by Heller pursuant to a master security agreement by and between Heller and Seitel Data, Ltd., one of the Debtors, as evidenced that certain promissory note in the original principal amount of $10,000,000.

    "Holder" means a Person or Entity which holds a Claim or Equity Interest and, with respect to Old Seitel Common Stock, means the owner Beneficially as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

    "Impaired Claim" means a Claim classified in an Impaired Class.

    "Impaired Class" means a Class of Claims or Class of Equity Interests which is impaired under this Plan.

    "Indemnification Rights" means all obligations or rights of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to any Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.

    "Indemnitee" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

    "Insurance Coverage" means all of the Debtors' insurance policies and agreements and the proceeds thereof.

    "Intercompany Claim" means any Claim between and among the Debtors and between and among the Debtors and any Non-Debtor Affiliate or Non-Debtor Foreign Affiliate.

    "Master Ballots" means the Ballots distributed to Nominees or Holders of record of Old Seitel Common Stock accompanying the Disclosure Statement to record the votes, if any, of the Beneficial Holders of the Old Seitel Common Stock in accordance with the Voting Instructions.

    "New Seitel Common Stock" means the shares of Common Stock of Reorganized Seitel to be issued by Seitel as Reorganized Debtor on the Effective Date to the Plan Funders.

    "New Subsidiary Equity Interests" means the Equity Interests of the Reorganized Debtors other than Seitel and the No Asset Debtors.

    "No Asset Debtors" means, N360X, L.L.C., Seitel Delaware, Inc., Seitel Offshore Corp., Seitel Solutions, L.L.C., SI Holdings, G.P., Energy Venture Holdings, L.L.C., Endeavor Exploration, L.L.C., Seitel Geographical, Inc., Seitel Gas & Energy Corp., Seitel Power Corp., Geo-Bank, Inc., Alternative Communications Enterprise, Inc., EHI Holdings, Inc., Exsol Inc., Seitel IP Holdings, LLC, Seitel Natural Gas, Inc., and Express Energy I, LLC.

    "Nominee" means any partnership, broker, dealer, commercial bank, trust company, clearing organization, savings and loan or other nominee holding a Claim or Equity Interest of record for or on account of any Entity which owns the same Beneficially.

    "Non-Debtor Affiliate" means any affiliate of a Debtor which is not a Debtor in the Chapter 11 Cases.

    "Non-Debtor Foreign Affiliate" means a Non-Debtor Affiliate which is organized under the laws of a country other than the United States of America.

    "Noteholder Claims" means all Claims arising from or related to the Old Note Purchase Agreements, which Claims are Allowed Claims under this Plan.

"Noteholder Releasee" shall mean the Plan Funders and their respective present and former members, officers, directors, shareholders, partners, employees, advisors, professionals, attorneys, and agents acting in such capacity.

    "Noteholders" means the Holders of the Notes.

    "Notes" means all of the notes issued pursuant to the Old Note Purchase Agreements.

    "Old Note Purchase Agreements" means, collectively, the 1995 Note Purchase Agreement, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement.

    "Old Seitel Common Stock" means the shares of common stock, $0.01 par value, of Seitel issued and outstanding as of immediately prior to the Effective Date.

    "Old Subsidiary Equity Interests" means the Equity Interests in each of the Debtors other than Seitel that were issued and outstanding as of immediately prior to the Effective Date.

    "Other Priority Claim" means a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

    "Other Secured Claim" means any Secured Claim other than a Heller Secured Claim.

    "Pearlman Claims" means the Claims of Herbert Pearlman.

    "Petition Date" means July 21, 2003, the date upon which the Chapter 11 Cases were Filed.

    "Plan" means this joint plan of reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

    "Plan Funders" means Ranch Capital, L.L.C. and Berkshire Hathaway Inc., jointly and severally.

    "Plan Funding Agreement" means that certain agreement between and among the Debtors, on the one hand, and the Plan Funders, on the other hand, pursuant to which the Plan Funders have agreed, upon the terms and subject to the conditions therein, to fund the Cash Infusion.

    "Plan Supplement" means the forms of documents specified in Section 12.13 of this Plan.

    "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

    "Professional" means a Person or Entity employed pursuant to a Final Order in accordance with sections 327, 1103 and 1107(b) of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code.

    "Professional Fees" means all allowances of compensation and reimbursement of expenses allowed to Professionals in accordance with sections 330, 331 and/or 503(b) of the Bankruptcy Code.

    "Pro Rata" means, proportionately, such that with respect to an Allowed Claim or Equity Interest, the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim or Equity Interest, as applicable, to (ii) the amount of Allowed Claim or Equity Interest, as applicable, is identical and corresponds directly to the ratio of (b)(i) the aggregate amount of property distributed on account of all Allowed Claims or Equity Interests of the Class in which the particular Allowed Claims or Equity Interest is included to (ii) the aggregate amount of all Allowed Claims or Equity Interests in that Class.

    "Reorganized Debtor" means each reorganized Debtor on and after the Effective Date.

    "Reorganized Seitel" means Seitel as reorganized pursuant to this Plan on and after the Effective Date.

    "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs filed pursuant to section 521(1) of the Bankruptcy Code and the Bankruptcy Rules.

    "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a lien on, or security interest in, property of any such Debtor, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

    "Securities Claim" means any and all Claims that are subject to subordination under section 510(b) of the Bankruptcy Code, including all claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification or damages arising from, under or in connection, directly or indirectly, with, (i) all agreements entered into by the Debtors or any one or more affiliates of the Debtors in connection with the issuance of any security including, without limitation, the Old Seitel Common Stock, options or warrants, or (ii) any purchase or sale of any security including, without limitation, the Old Seitel Common Stock, options or warrants, including, without limitation, any and all Claims asserted or that could have been asserted in the Class Action ("Securities Claim" shall not apply to the Plan Funding Agreement).

    "Seitel" means Seitel, Inc.

    "Seitel Unsecured Claim" means any General Unsecured Claim that is an obligation of Seitel or a No Asset Debtor, including without limitation obligations on which Seitel is jointly liable with other Debtors.

    "Solicitation Procedures Order" means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

    "Unimpaired Claim" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

    "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

    "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

    "Voting Instructions" means the instructions for voting to accept or reject this Plan contained in the section of the Disclosure Statement titled: "Voting and Confirmation Procedures" and in the Ballots and the Master Ballots.

    "Voting Record Date" means the date established by the Bankruptcy Court by which Holders of Allowed Claims and Holders of Allowed Equity Interests are determined for purposes of such Holders' right to submit Ballots.

    "Warrants" means all authorized but not issued Old Seitel Common Stock and all warrants, options and contract rights to purchase or acquire Old Seitel Common Stock at any time.

    "1995 Note Purchase Agreement" means the Note Purchase Agreement dated as of December 28, 1995, as amended from time to time, pursuant to which the Debtor, Seitel, issued those certain (a) $25,000,000 aggregate principal amount of 7.17% Series A Senior Notes due December 30, 2001, (b) $27,500,000 aggregate principal amount of 7.17% Senior Notes due December 30, 2002, and (c) $43,000,000 aggregate principal amount of 7.43% Series F Senior Notes due February 15, 2009, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

    "1999 Note Purchase Agreement" means the Note Purchase Agreement dated as of February 12, 1999, as amended from time to time, pursuant to which the Debtor, Seitel, issued those certain (a) $20,000,000 aggregate principal amount of 7.03% Series D Senior Notes due February 15, 2004, (b) $75,000,000 aggregate principal amount of 7.28% Series E Senior Notes due February 15, 2009, and (c) $43,000,000 aggregate principal amount of 7.43% Series F Senior Notes due February 15, 2009, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

    "2001 Note Purchase Agreement" means the Note Purchase Agreement dated as of October 15, 2001, pursuant to which the Debtor, Seitel, issued those certain (a) $20,000,000 aggregate principal amount of 7.04% Series G Senior Notes due October 15, 2006, (b) $50,000,000 aggregate principal amount of 7.19% Series H Senior Notes due October 15, 2008, and (c) $37,000,000 aggregate principal amount of 7.34% Series I Senior Notes due October 15, 2011, each as guaranteed by most of Seitel's U.S. affiliates and subsidiaries.

Section 1.2          Rules of Interpretation and Governing Law.

    (a)          For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in such form in all material respects or in all material respects on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; and (h) any term used in capitalized form in this Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

    (b)          Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any note, contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Delaware law, without giving effect to the principles of conflicts of laws of Delaware; provided, however, that the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to that Debtor, without giving effect to the principles of conflicts of laws thereof.

ARTICLE II

ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1          Administrative Claims.

    Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date or as soon as practicable thereafter, or on such other terms as may be agreed upon by such Holder of such Administrative Claim and the Debtors or the Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to this Plan and unpaid as of the Effective Date, shall be assumed on the Effective Date and paid or performed by the Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements governing such obligations. All requests for payment of Administrative Claims (other than Professional Fees) must be filed by the Business Day that is the thirtieth (30th) day after the Confirmation Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors or the Reorganized Debtors.

Section 2.2          Priority Tax Claims.

    (a)          Except with respect to Allowed Priority Tax Claims that the Debtors elect to pay pursuant to Section 2.2(b) or 2.2(c), each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the latest of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (iii) the date such Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (iv) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors.

    (b)          Each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the date when it would otherwise have been paid under Section 2.2(a), make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court.

    (c)          If an Allowed Priority Tax Claim is for a tax assessed against property of a Debtor's Estate and that Allowed Priority Tax Claim may also be classified as an Allowed Other Secured Claim, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Other Secured Claim.

Section 2.3          Professional Fees.

    All final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty (30) days after the Confirmation Date.

Section 2.4          Debtor-in-Possession Financing Claims.

    Any and all amounts due under any debtor-in-possession financing facility shall be repaid in full on the Effective Date from the Debtors' Cash on hand or from any other sources, unless, the repayment and treatment of such debtor-in-possession financing facility is otherwise agreed to by the Debtors and/or the Reorganized Debtors, and such lender.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 3.1          Summary.

    The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to this Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. The treatment afforded to the Creditors or Equity Interest Holders as set forth hereunder shall be in full satisfaction, settlement, release, and discharge for and in exchange for such Creditors' Claim and such Equity Interest Holders' Equity Interests, respectively. The Claims (except for Administrative Claims, Priority Tax Claims and claims for debtor-in-possession financing, which are set forth above and which are not required to be classified pursuant to section 1123(a)(i) of the Bankruptcy Code) and Equity Interests against the Debtors are classified as follows:

	Class	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote
Class 2	Heller Secured Claim	Impaired	Entitled to Vote
Class 2A	Other Secured Claims	Unimpaired	Not Entitled to Vote
Class 3	General Unsecured Claims	Impaired	Entitled to Vote
Class 4	Seitel Unsecured Claims	Impaired	Entitled to Vote
Class 5	Pearlman Claims	Unimpaired	Not Entitled to Vote
Class 6	Securities Claims	Impaired	Entitled to Vote
Class 7	Old Seitel Common Stock	Impaired	Entitled to Vote
Class 8	Old Subsidiary Equity Interests	Impaired	Not Entitled to Vote
Class 9	Warrants	Impaired	Not Entitled to Vote
Class 10	Intercompany Claims	Unimpaired	Note Entitled to Vote

Section 3.2          Classification and Treatment of Claims Against the Debtors.

    (a)          Class 1 - Other Priority Claims.

(i)          Classification: Class 1 consists of all Other Priority Claims against the Debtors (and shall not include Administrative Claims or Priority Tax Claims).

(ii)          Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 1 Other Priority Claim shall receive one of the following alternative treatments, at the election of the Debtors:

(A)          to the extent then due and owing on the Effective Date, such Claim shall be paid in full in Cash by the Reorganized Debtor on the Effective Date, or as soon thereafter as is practicable; or

(B)          to the extent not due and owing on the Effective Date, such Claim shall be paid in full in Cash by the Reorganized Debtor when and as such Claim becomes due and owing in the ordinary course of business.

Any default with respect to any Class 1 Other Priority Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

(iii)          Voting: Class 1 is not impaired. The Holders of Class 1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

(b)          Class 2 - Heller Secured Claim.

(i)          Treatment: To the extent the Heller Secured Claim is not satisfied in full and released prior to the Effective Date, Heller shall retain its liens securing the Heller Secured Claim to the extent of the Allowed amount of such Claim. Unless otherwise agreed to by the Debtors and Heller, the maturity of the Heller Secured Claim shall be extended through and including April 30, 2005, and from and after the Effective Date the Debtors shall pay Heller $208,333.33 per month plus interest calculated at the rate provided for in the loan documents presently governing the Heller Secured Claim on the outstanding principal balance with any remaining principal and accrued interest thereon to be paid in full on or before April 30, 2005.

(ii)          Voting: Class 2 is impaired. The Holder of the Heller Secured Claim is entitled to vote to accept or reject this Plan.

(c)          Class 2A - Other Secured Claims.

(i)          Classification: Class 2 consists of all Other Secured Claims. Each such Other Secured Claim shall be deemed to be in its own subclass of Class 2A unless otherwise expressly stated in the Plan Supplement. Each such subclass shall be unimpaired.

(ii)          Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims against the Debtors are unaltered by this Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Other Secured Claim shall receive one of the following alternative treatments, at the election of the Debtors:

(A)          the applicable Reorganized Debtor shall execute a written undertaking in favor of the Holder of such Claim, whereby the Reorganized Debtor assumes such Claim and leaves unaltered such Holder's legal, equitable and contractual rights with respect to such Claim; or

(B)          notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the applicable Reorganized Debtor shall:

(i)          cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in 𨷅(b)(2) of the Bankruptcy Code,

(ii)          reinstate the maturity of such Claim as such maturity existed before such default,

(iii)          compensate the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and

(iv)          execute a written undertaking in favor of such Holder, whereby the applicable Reorganized Debtor assumes such Claim and does not otherwise alter the legal, equitable or contractual rights of such Holder with respect to such Claim; or

(C)          the applicable Reorganized Debtor shall surrender to the Holder all collateral securing such Holder's Claim and such Holder shall be Allowed a Class 3 Claim or Class 4 Claim, as applicable, if and to the extent that the Bankruptcy Court determines that the value of the Holder's collateral was less than its total Allowed Secured Claim.

(iii)          Voting: Each subclass of Class 2A (Other Secured Claims) is unimpaired. The Holders of Class 2A Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 2A are not entitled to vote to accept or reject this Plan.

(d)          Class 3 - General Unsecured Claims.

(i)          Classification: Class 3 consists of the Claims of Holders of General Unsecured Claims against the Debtors, but does not include Seitel Unsecured Claims, Priority Tax Claims, Other Priority Claims, Intercompany Claims or Securities Claims.

(ii)          Treatment: On the later of: (a) the Effective Date; or (b) a Final Order Allowing a Claim, each Holder of a Class 3 General Unsecured Claim will be paid Cash equal to 71% of its Allowed Claim; provided, however, that (1) to maximize the recoveries to be received by all other Holders of Allowed Class 3 Claims and to reduce administrative expenses and expedite the Effective Date, the first $1,500,000 distributed to Holders of Allowed Class 3 Claims shall be distributed Pro Rata to Holders of Allowed Class 3 Claims other than Allowed Class 3 Claims of the Noteholders, provided that no Class 3 Creditor shall be entitled to receive or shall be paid more than 100% on account of such Holder's Class 3 Allowed Claim; and (2) if a Holder of an Allowed Class 3 Claim is entitled to a distribution under Class 4, all distributions on account of its Class 4 Claim(s) will be credited against the distribution on account of its Class 3 Claim. By way of example of the second proviso, the Noteholders have Allowed Claims in both Class 3 and Class 4 because Seitel and subsidiaries that are not No Asset Debtors are jointly liable on account of the Notes. As a result, the Noteholders shall first receive the treatment and distributions provided for Holders of Allowed Class 4 Claims and such distributions shall be deducted from the distributions due to the Noteholders pursuant to their Allowed Class 3 Claim.

(iii)          Voting: Class 3 is impaired, and the Holders of Class 3 Claims are entitled to vote to accept or reject this Plan.

(e)          Class 4 - Seitel Unsecured Claims.

(i)          Classification: Class 4 consists of the Claims of Holders of Seitel Unsecured Claims.

(ii)          Treatment: On the later of: (a) the Effective Date; or (b) a Final Order Allowing a Claim, each holder of a Class 4 Seitel Unsecured Claim will be paid Cash equal to 25% of its Allowed Claim.

(iii)          Voting: Class 4 is impaired, and the Holders of Class 4 Claims are entitled to vote to accept or reject this Plan.

(f)          Class 5 - Pearlman Claims.

(i)          Classification: Class 5 consists of the Pearlman Claims.

(ii)          Treatment: As of the Effective Date, Reorganized Seitel shall assume that certain settlement agreement approved by order of the United States District Court for the Southern District of Texas dated May 23, 2003 in the action styled Seitel Inc. v. Pearlman, Case No. H-02-1843, and shall perform all of its obligations under the settlement agreement.

(iii)          Voting: Class 5 is unimpaired. The Holder of the Class 5 Claim is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote accept or reject this Plan.

(g)          Class 6 - Securities Claims

(i)          Classification: Class 6 consists of all Securities Claims.

(ii)          Treatment: The Allowed Securities Claims, if any, shall be satisfied exclusively from the D&O Insurance Policies and within the limits of the D&O Insurance Policies, and the Holders of any Allowed Securities Claims shall be deemed to have waived any recovery against any person other than under the D&O Insurance Policies in accordance with that certain stipulation and order entered into between the Debtors and counsel for the plaintiffs in the Class Action.

(iii)          Voting: Class 6 (Securities Claims) is impaired, and the Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

(h)          Class 7 - Old Seitel Common Stock.

(i)          Classification: Class 7 consists of all Old Seitel Common Stock.

(ii)          Treatment: Provided that Class 7 votes to accept the Plan, on the later of: the Effective Date; or (b) a Final Order Allowing an Equity Interest, each holder of Old Seitel Common Stock shall receive in Cash its Pro Rata share of $10,150,273.20. If Class 7 votes to reject the Plan, no distribution of Cash or any other property shall be made to the Holders of Equity Interests in Class 7.

(iii)          Voting: Class 7 is impaired, and the Holders of Class 7 Equity Interests are entitled to vote to accept or reject this Plan.

(i)          Class 8 - Old Subsidiary Equity Interests.

(i)          Classification: Class 8 consists of the Old Subsidiary Equity Interests in each of the Debtors except Seitel.

(ii)          Treatment: On the Effective Date, the Old Subsidiary Equity Interests shall be cancelled and the Holders of the Old Subsidiary Equity Interests shall not receive or retain any distributions under this Plan.

(iii)          Voting: Holders of Old Subsidiary Equity Interests are impaired. Because no distributions will be made to Holders of Class 8 Interests, such Holders are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not, therefore, entitled to vote to accept or reject this Plan.

(j)          Class 9 - Warrants.

(i)          Classification: Class 9 consists of the Holders of Warrants.

(ii)          Treatment: On the Effective Date, the Warrants shall be cancelled and the Holders of Class 9 Warrants shall not receive or retain any distributions under this Plan.

(iii)          Voting: Holders of Class 9 Warrants are impaired. Because no distributions will be made to Holders of Class 9 Warrants, such Holders are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not, therefore, entitled to vote to accept or reject this Plan.

(k)          Class 10 - Intercompany Claims.

(i)          Classification: Class 10 consists of the Holders of Intercompany Claims.

(ii)          Treatment: On the Effective Date, Intercompany Claims shall be reinstated.

(iii)          Voting: Class 10 is unimpaired. The Holders of Class 10 Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.1          Classes Entitled to Vote.

    (a)          Classes 1, 2A, 5 and 10 are Unimpaired under this Plan, and, therefore, are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.

    (b)          Classes 8 and 9 will not receive or retain any distributions or property under this Plan and, therefore, the Holders of Claims and Equity Interests in such Classes are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.

    (c)          Classes 2, 3, 4, 6 and 7 are impaired under this Plan and are entitled to vote to accept or reject this Plan.

Section 4.2          Non-Consensual Confirmation.

    If an Impaired Class of Claims or Equity Interests fails to accept this Plan by the statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court to confirm this Plan as to such rejecting Classes of Claims or Equity Interests in accordance with section 1129(b) of the Bankruptcy Code. With respect to any Impaired Class of Equity Interests that is deemed to have rejected this Plan, the Debtors shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.

Section 4.3          Noteholders' Reservation of Rights.

    Unless the Plan Funders receive 100% of the New Seitel Common Stock and New Subsidiary Equity Interests on the Effective Date as provided in this Plan, and unless the Noteholders vote in favor of this Plan, the Noteholders shall not be deemed to have agreed to accept as payment 71% of their Allowed Class 3 Claims, or to subordinate their recovery to the $1,500,000 payment as set forth above, or to permit payment of any amount to Old Seitel Common Stock, or otherwise to waive any rights to recover in full under the absolute priority rule as set forth in the Bankruptcy Code.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THIS PLAN

Section 5.1          Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

    Except as provided in Section 5.4 with respect to dissolution of the No Asset Debtors, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, with all the powers granted to them under their organizational documents and the laws of the states of their organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. At the election of the Reorganized Debtors, the No Asset Debtors shall be dissolved upon the Effective Date without further action and the Confirmation Order, once the Effective Date occurs, shall serve as an order dissolving such No Asset Debtors.

Section 5.2          Cancellation of Notes, Instruments and Common Stock.

    On the Effective Date, except to the extent otherwise provided in this Plan, (i) all instruments, certificates, and other documents evidencing the Notes and the Old Note Purchase Agreements, and (ii) all Equity Interests, including all Old Seitel Common Stock and Warrants, and Old Subsidiary Equity Interests shall be cancelled and deemed terminated.

Section 5.3          Issuance of New Securities; Execution of Related Documents.

    On the Effective Date, Seitel shall issue the New Seitel Common Stock to the Plan Funders (or such wholly owned direct or indirect subsidiary or subsidiaries of Berkshire Hathaway Inc. as they may direct) (subject to Section 5.4(c) of this Plan), and each of the other Reorganized Debtors shall issue the New Subsidiary Equity Interests in accordance with an Exhibit to the Plan Supplement which delineates the Reorganized Debtors' corporate organizational structure, and on the Effective Date the Reorganized Debtors shall issue all other securities, certificates, and other documents required to be issued pursuant to this Plan. The Reorganized Debtors and the other parties thereto shall execute and deliver all such other agreements, documents and instruments as are required to be executed and delivered pursuant to the terms of this Plan. All Plan documents shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

Section 5.4          Corporate Restructure.

    (a)          The New Seitel Common Stock and New Subsidiary Equity Interests shall be issued to the Plan Funders (or such wholly owned direct or indirect subsidiary or subsidiaries of Berkshire Hathaway Inc. as they may direct) as of the Effective Date in consideration and exchange for the Cash Infusion. The Plan Funders shall immediately contribute the New Subsidiary Equity Interests to Seitel.

    (b)          As of the Effective Date, at the Reorganized Debtors' election the No Asset Debtors shall be dissolved without further action, and the Confirmation Order shall serve as an order dissolving such No Asset Debtors.

    (c)          So long as the Cash available for distribution to each Class of Creditors and Equity Interest Holders on the Effective Date remains unchanged, the Plan Funders may, at their option and in their sole discretion, elect to modify the form of the transaction to provide for a purchase of all existing and after acquired assets of all of the Debtors free and clear of all liens, claims and encumbrances other than those preserved by this Plan, so long as the Cash made available by the Plan Funders on the Effective Date equals the Cash Infusion, and provided that no Holder of an Allowed Claim or Equity Interest receives less than such Holder would have received if the transaction had not been modified. Any such election shall be exercised by a notice to the Debtors and a pleading filed with the Bankruptcy Court not later than ten (10) days prior to the Confirmation Hearing. If the Plan Funders make such election, the Plan and the Plan Supplement will be modified or amended as necessary to reflect the alternative structure.

    (d)          Notwithstanding any other provision in the Plan, the Equity Interests in the foreign subsidiaries, which are not Debtors, shall remain Unimpaired and shall continue to be owned by Seitel.

Section 5.5          Corporate Governance, Directors and Officers, and Corporate Action.

    (a)          Amended Certificate of Incorporation.

    On or as soon as practicable after the Effective Date, the Reorganized Debtors will file their Amended Certificates of Incorporation with the Secretary of State or other appropriate official of the state of their organization. The Amended Certificates of Incorporation will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code and the Amended Certificate of Incorporation for Reorganized Seitel shall change the number of authorized shares of New Seitel Common Stock to implement the Plan.

    (b)          Directors and Officers of the Reorganized Debtors.

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers and directors of the Reorganized Debtors shall be selected by the Plan Funders and identified in the Plan Supplement. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and other constituent documents of the Reorganized Debtors.

    (c)          Corporate Action.

    On the Effective Date, the adoption of the Amended Certificates of Incorporation or similar constituent documents, the Amended By-Laws, the selection of directors and officers for the Reorganized Debtors, and all actions contemplated by this Plan shall be authorized and approved in all respects. All matters provided for in this Plan involving the corporate organizational structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be and become effective, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtors.

Section 5.6          Sources of Cash for Plan Distribution.

    The Plan Funders shall make the Cash Infusion. All Cash necessary for the Reorganized Debtors to make payments pursuant to this Plan shall be obtained from: (i) the Cash Infusion; (ii) existing Cash balances; and (iii) the operations of the Debtors or Reorganized Debtors. The Reorganized Debtors may also make such payments using Cash received from their affiliates or subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course. Any payment or distributions of Cash by the Reorganized Debtors pursuant to this Plan shall be made by check drawn on a domestic bank.

Section 5.7          Revesting of Assets.

    The property of the Estates of the Debtors will vest in the Reorganized Debtors on the Effective Date free and clear of all Claims, liens, charges or other encumbrances and Equity Interests (other than New Seitel Common Stock and New Equity Subsidiary Equity Interests). On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

ARTICLE VI

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1          Assumption or Rejection of Executory Contracts and Unexpired Leases.

    (a)          Immediately prior to the Effective Date, the customer Data License Agreements, the D&O Insurance Policies and the Insurance Coverage of the Debtors shall be deemed assumed by the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any such customer Data License Agreements, D&O Insurance Policies and the Insurance Coverage that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date (which shall thereafter be rejected, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list filed with the Bankruptcy Court on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any and all reimbursements made under the D&O Insurance Policies on account of defense costs paid by the Debtors and/or the Reorganized Debtors before or after the Petition Date shall be paid directly to the Debtors to the extent such reimbursements are made after the Confirmation Date.

    (b)          Immediately prior to the Effective Date, except for the customer Data License Agreements, D&O Insurance Policies and the Insurance Coverage, all employment agreements, incentive plans and executory contracts and unexpired leases of the Debtors shall be deemed rejected by the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those employment agreements, incentive plans and executory contracts and unexpired leases that (1) have been assumed by order of the Bankruptcy Court, (2) are the subject of a motion to assume pending on the Effective Date (which shall thereafter be assumed, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list filed with the Bankruptcy Court on or before the Confirmation Date, as to be assumed, or (4) are assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Section 6.2          Claims Based on Rejection of Executory Contracts or Unexpired Leases.

    All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors, the Reorganized Debtors or the Estates and their property unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

Section 6.3          Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.

    Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4          Limited Indemnification of Directors, Officers and Employees.

    The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any Debtor's constituent documents or by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed assumed by the Reorganized Debtors pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date to the limited extent of the obligation to defend against claims that are not Securities Claims. The Debtors' obligations, if any, to defend Securities Claims or to satisfy any judgment or liability of any such Person on account of any Securities Claim shall be a Class 6 Securities Claim. The Debtors' obligation, if any, to indemnify any such Person with respect to any liability with respect to any claim or cause of action that arose prior to the Petition Date shall not be assumed and shall be deemed satisfied by the assumption of the obligation to defend, except as set forth in Section 10.4(a) hereof. The Debtors' existing directors' and officers' insurance coverage the term of which runs through February 5, 2004, shall be assumed and maintained in effect (as set forth in Section 6.1(a) hereof). Accordingly, the limited indemnification obligations to defend described above as assumed shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date, but all other indemnification obligations that arose before the Petition Date shall be discharged. All indemnification obligations based on any fact or circumstance first arising after the Petition date is part of the directors', officers' and employees' administrative compensation claim and therefore, shall be assumed and honored post-Effective Date.

Section 6.5          Benefit Programs.

    Except as otherwise expressly provided hereunder or by separate motion, all programs of the Debtors applicable to its current employees with respect to 401(k) plans, health care plans, disability insurance plans, life insurance plans, accidental death, and dismemberment insurance plans, vacation allowances and educational reimbursement plans are treated as executory contracts under this Plan and on the Effective Date shall be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, that nothing contained herein shall assume any plan or program that requires the issuance of any Equity Interests or any New Seitel Common Stock.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1          Distributions for Claims or Equity Interests Allowed as of the Effective Date.

    Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims or Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under this Plan shall be made on the Effective Date, or as soon as practicable thereafter. Distributions on account of Claims or Equity Interests that become Allowed Claims or Allowed Equity Interests, as the case may be, after the Effective Date shall be made pursuant to Section 7.3 and Section 8.3 below.

Section 7.2          Distributions by the Reorganized Debtors.

    The Reorganized Debtors shall make all distributions required under this Plan.

Section 7.3          Delivery and Distributions and Undeliverable or Unclaimed Distributions.

    (a)          Delivery of Distributions in General.

    Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on records of the Debtors. Distributions to Plan Funders shall be made directly to the Plan Funders. Distributions to Holders of Allowed Equity Interests shall be made, to the extent available, at the address of the Holder of such Equity Interests indicated on records of the Debtors, otherwise distributions will be made to the record holders of Allowed Equity Interests along with a request to forward the materials to Beneficial owners.

    (b)          Undeliverable Distributions.

(i)          Holding of Undeliverable Distributions. If any Allowed Claim or Allowed Equity Interest Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Section 7.3 until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

(ii)          After Distributions Become Deliverable. Within twenty (20) days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that become deliverable during the preceding calendar quarter.

(iii)          Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims and all Holders of Allowed Equity Interests receive their allocated distributions, the Reorganized Debtors shall file with the Bankruptcy Court a listing of holders of unclaimed distributions. This list shall be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim or an Allowed Equity Interest who does not assert a Claim or Equity Interest pursuant to this Plan for an undeliverable distribution within twelve (12) months after the Effective Date shall have such Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against the Reorganized Debtors or their property. In such cases, any Cash held for distribution on account of such Claims shall be property of the Reorganized Debtors. Nothing contained in this Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

Section 7.4          Distribution Record Date.

    As of the close of business on the Distribution Record Date, the (i) transfer of the Notes or any interest therein, and (ii) transfer register for the Old Seitel Common Stock shall be closed and the transfer of the Notes and Old Seitel Common Stock, or any interest therein, shall be prohibited. Moreover, the Reorganized Debtors shall not have any obligation to recognize any transfer of the Notes and the Old Seitel Common Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

Section 7.5          Timing and Calculation of Amounts to be Distributed.

    Unless otherwise provided for in Article III or Article VIII or agreed to by the Holder of a Claim or Equity Interest and the Debtors, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against or an Allowed Equity Interest in the Debtors shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. Beginning on the date that is twenty (20) calendar days after the end of the calendar quarter following the Effective Date and twenty (20) calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.3 below, to Holders of Disputed Claims or Disputed Equity Interests in any such Class whose Claims or Equity Interests were Allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that this Plan provides for Allowed Claims or Allowed Equity Interests in such applicable Class.

Section 7.6          Setoffs.

    The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim or Equity Interest), the claims, rights and Causes of Action of any nature that the Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights and causes of action that the Debtors may possess against such Holder.

Section 7.7          Surrender of Cancelled Instruments or Securities.

    As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim or Allowed Equity Interest evidenced by the instruments, securities or other documentation cancelled pursuant to Section 5.2 above, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtors. Any distributions on account of any such Claim or Equity Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3 above.

    (a)          Notes.

    The Plan Funders shall tender their Notes relating to the Noteholder Claims to the Reorganized Debtors in accordance with written instructions to be provided to the Plan Funders by the Reorganized Debtors as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Notes with a letter of transmittal in accordance with such instructions. All surrendered Notes shall be marked as cancelled.

    (b)          Failure to Surrender Cancelled Instruments.

    Any Holder of Notes that fails to surrender or is deemed to have failed to surrender the applicable Notes required to be tendered hereunder within twelve (12) months after the Effective Date shall have its Claim for a distribution pursuant to this Plan on account of such Notes discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

Section 8.1          Prosecution of Objections to Claims and Interests.

    After the Confirmation Date, the Debtors or the Reorganized Debtors shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests. From and after the Confirmation Date, such parties may settle or compromise any Disputed Claim or Disputed Equity Interest without approval of the Bankruptcy Court. Any objections to Claims or Equity Interests must be made before the date that is ninety (90) days after the Effective Date.

Section 8.2          Estimation of Claims.

    The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court fix, liquidate or estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court. The Bankruptcy Court's entry of this order may limit the distribution to be made on individual Disputed Claims or Equity Interests regardless of the amount finally Allowed on account of such Disputed Claims or Equity Interests, and no Holder shall have recourse against the Debtors or the Reorganized Debtors or any of their respective professionals. If the estimated amount constitutes a maximum limitation on such Claim or Equity Interest, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Equity Interest. All of the aforementioned Claims or Equity Interests objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

Section 8.3          Payments and Distributions on Disputed Claims or Disputed Interests.

    (a)          Notwithstanding any provision in this Plan to the contrary, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Disputed Equity Interest until the resolution of such disputes by settlement or Final Order and the Disputed Claim or Disputed Equity Interest, or some portion thereof, has become an Allowed Claim or an Allowed Equity Interest, as the case may be.

    (b)          The Reorganized Debtors shall withhold from the distributions to be made to Holders of Disputed Claims or Equity Interests amounts equal to one hundred (100%) percent of the distributions to which holders of Disputed Claims or Interests would be entitled under this Plan if such Disputed Claims and Equity Interests were Allowed Claims or Equity Interests.

Section 8.4          Reserves.

    On the Effective Date, the Reorganized Debtors shall establish the Disputed Interest Reserve by withholding from the initial distribution an amount of Cash calculated as if all Class 7 Equity Interests were Allowed Class 7 Equity Interests in an amount equal to one hundred (100%) percent of the distributions to which holders of Disputed Class 7 Equity Interests would be entitled if their Equity Interests were Allowed in the Disputed Interest Amount. The Reorganized Debtors shall administer the Disputed Interest Reserve and any other Disputed Claims Reserve established for Disputed Claims. The Reorganized Debtors shall have the right to file a motion seeking to modify any Disputed Claim amounts or Disputed Interest Amounts.

Section 8.5          Distributions After Allowance.

    The Reorganized Debtors shall make all payments and distributions required to be made under this Plan as soon as practicable after the date such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest. Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim or Equity Interest under this Plan if the Disputed Claim or Equity Interest had been Allowed on the Effective Date. After a Final Order has been entered, or other final resolution has been reached with respect to each Disputed Claim, any Cash that remains in the Disputed Claims Reserve shall be transferred to the Reorganized Debtors. After a Final Order has been entered, or other final resolution has been reached with respect to each Disputed Equity Interest, any Cash that remains in the Disputed Interest Reserve shall be distributed Pro Rata to Holders of Allowed Class 7 Interests.

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN

Section 9.1          Conditions Precedent to Effectiveness.

    The Effective Date shall not occur until each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 9.2:

    (a)          The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to Plan Funders on or before November 18, 2003, and such Confirmation Order shall not have been modified after entry;

    (b)          The Confirmation Order shall have become a Final Order;

    (c)          The new board of directors of Seitel as Reorganized Debtor shall have been appointed by the Plan Funders and agreed to serve.

    (d)          The Plan Funders make the Cash Infusion.

Section 9.2          Waiver of Conditions.

    The Debtors with the consent of the Plan Funders, in the Plan Funders' sole and absolute discretion, may waive any of the conditions set forth in Section 9.1(b) or (c), at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate this Plan.

Section 9.3          Effect of Failure of Conditions.

    If one or more of the conditions specified in Section 9.1 of this Plan have not occurred and have not been waived on or before 120 days after the Confirmation Date, (a) the Confirmation Order shall be vacated and this Plan shall be null and void in all respects, (b) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, (c) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors, and (d) nothing contained in this Plan or the Disclosure Statement shall constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

ARTICLE X

EFFECT OF PLAN CONFIRMATION

Section 10.1          Binding Effect.

    Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

Section 10.2          Classification and Enforceability of Claims and Equity Interests.

    The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under this Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to this Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Plan. All Securities Claims are deemed to be permanently subordinated pursuant to the terms of section 510(b) of the Bankruptcy Code, and as such, have been placed in a separate class.

Section 10.3          Discharge.

    Except as otherwise provided in this Plan or the Confirmation Order and subject to section 1141(d)(1) of the Bankruptcy Code, upon the Effective Date, the Plan, all debts of, Claims against and Equity Interests in any of the Debtors, their assets, or properties, shall be discharged and released. The discharge of the Reorganized Debtors shall be effective as to each debt, Claim or Equity Interest, regardless of whether a proof of Claim or proof of interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept this Plan. On the Effective Date, as to every discharged debt, Claim and Equity Interest, all persons, entities and governmental units (including, without limitation, any Holder of a debt, Claim or Equity Interest) shall be precluded from asserting against any Debtor or Reorganized Debtor or against such Debtor or Reorganized Debtor's assets or properties, any other or further debt, Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

Section 10.4          Releases.

    In consideration of the contributions of certain parties to the Debtors' Chapter 11 Cases, including, but not limited to (a) the restructuring of the Debtors as provided for in this Plan, and (b) the waiver by certain parties (or their affiliates) of rights they might otherwise seek to assert against one or more of the Debtors, this Plan provides for certain waivers, exculpations, releases and injunctions.

    (a)          Releases and Indemnification by Debtors.

    Except as otherwise specifically provided herein, for good and valuable consideration, including, but not limited to, the commitments and obligations of the Plan Funders necessary for consummation of this Plan, the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by this Plan, the commitment of Plan Funders to allow junior creditors to receive distributions under this Plan ahead of the Plan Funders' senior claims under the Notes, the efforts of the Plan Funders to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by this Plan and the release granted by the Plan Funders hereunder, the Plan Funders, the Debtors and the Reorganized Debtors hereby release (i) all Noteholder Releasees, and (ii) all D&O Releasees, and their respective officers, directors, employees, attorneys, financial advisors, accountants (but not auditors), investment bankers, agents and representatives from any and all Claims, obligations, rights, suits, damages, Causes of Action, Claims asserted in the Derivative Suits, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their subsidiaries or the Plan Funders would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except for claims and liabilities (x) in respect of any loan, advance or similar payment by the Debtors or their subsidiaries to any such Person, or (y) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries. Notwithstanding the foregoing, neither the Plan Funders, the Debtors, the Reorganized Debtors, nor any other party shall be construed under this Plan to have released or compromised in any way their rights including Causes of Action against Paul Frame, Cindy Moulton and Franklin Cardwell & Jones, P.C. The Reorganized Debtors shall support and defend the Plan, and defend the D&O Releasees with respect to the relief provided to the D&O Releasees under this Plan, by enforcing all Plan provisions in the Bankruptcy Court or any other court, and by paying any and all fees, costs or other expenses incurred in the defense of the D&O Releasees, to the extent necessary to effectuate and enforce the releases set forth herein, against any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities, except to the extent limited in the foregoing subparagraph (a). The Reorganized Debtors shall defend and fully indemnify the D&O Releasees with respect to the exclusions set forth in Section 10.4(b) of this Plan regarding any and all federal, state or local tax statutes, regulations and/or rules, and any and all federal, state or local environmental statutes, regulations and/or rules unless there is a final determination that such liability is the result of fraud or willful misconduct. The Reorganized Debtors shall fully indemnify the D&O Releasees for any act or omission, transaction, agreement, event or other occurrence that occurs after the Petition Date, except for those acts or omissions that are the result of fraud or willful misconduct.

    (b)          Limited Releases by Holders of Claims and Equity Interests.

    On the Effective Date, each Holder of a Claim and/or Equity Interest other than as otherwise provided in this Plan or the Confirmation Order, and any Committee shall be deemed to have released the Noteholder Releasees, the Debtors and the Reorganized Debtors and the D&O Releasees, from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (i) the Chapter 11 Cases, (ii) the Debtors as debtors-in-possession, or (iii) the negotiation, formulation and preparation of this Plan or Plan documents, except that no party shall be released from acts or omissions which are the result of fraud, willful misconduct, gross negligence or, with respect to officers and directors of the Debtors, the usurpation of any corporate opportunity, and the provisions of this Section 10.4 shall not release or discharge any such Persons from any liabilities arising under (i) the Internal Revenue Code; (ii) the environmental laws of the United States, or (iii) any criminal laws of the United States or of any state. The foregoing release of the D&O Releasees is in consideration for their services rendered during the Chapter 11 Cases, the essential nature of such release to this Plan, the impact that any claims against D&O Releasees could have on the D&O Insurance Policies and other property of the Estate, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Section 10.5          Preservation of Rights of Action.

    Except as otherwise provided in this Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may exclusively enforce any claims, rights and Causes of Action, including and claims against Paul Frame, Cindy Moulton and Franklin Cardwell & Jones, P.C., and in the Derivative Suits, that the Debtors or the Estates may hold against any Person or Entity that have not been released under this Plan. The Reorganized Debtors may pursue such retained claims, rights or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. All Causes of Action, rights or avoidance actions, claims, whether known or unknown, against any defendant in the Derivative Suits, or against any Entity arising from the same, similar or related operative facts which have been or may be brought, are preserved solely and exclusively for the Reorganized Debtors. These retained claims include, but are not limited to, actions or Causes of Action against Paul Frame, Cindy Moulton and Franklin Cardwell & Jones, P.C. On the Effective Date the Derivative Suits shall be deemed dismissed.

Section 10.6          Exculpation.

    The Debtors, the Reorganized Debtors, the D&O Releasees, the Noteholder Releasees and any Committee formed during the Debtors' Chapter 11 Cases and their respective advisors, attorneys, agents or any professionals retained by them (acting in such capacity) shall neither have nor incur any liability to, nor be subject to any right of action by, any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or effectiveness of this Plan, the Disclosure Statement, the solicitation of votes for and the pursuit of Confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions of this Section 10.6 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, recklessness or willful misconduct.

Section 10.7          Injunction.

    Except as otherwise provided in this Plan, from and after the Confirmation Date, all Persons and Entities that have held, currently hold or may hold a Claim or Interest (including a Securities Claim) or other debt or liability or an Equity Interest or other right of an equity security holder that is terminated under this Plan are forbidden from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates or their respective property on account of any such Claims (including Securities Claims) or other debts, liabilities or Equity Interests or other terminated Equity Interests or rights: (a) commencing or continuing in any manner, any suit, action or other proceeding on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability released or to be released pursuant to this Article X; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; (d) creating, perfecting or enforcing any lien or encumbrance; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code, provided, however, that the foregoing injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

ARTICLE XI

RETENTION OF JURISDICTION

Section 11.1          Retention of Jurisdiction.

    Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

    (a)          allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim or Priority Tax Claim and the resolution of any and all objections to the allowance or priority of Claims and Equity Interests;

    (b)          grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date;

    (c)          resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

  (d)          ensure that distributions to Holders of Allowed Claims and Holders of Allowed Equity Interests are accomplished pursuant to the provisions of this Plan, including ruling on any motion Filed pursuant to Article VII;

    (e)          decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

    (f)          enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with this Plan or the Disclosure Statement;

    (g)          resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person's or Entity's obligations incurred in connection with this Plan;

    (h)          issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan, except as otherwise provided herein;

    (i)          resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

    (j)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

    (k)          determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan or the Disclosure Statement;

    (l)          enter an order and/or final decree concluding the chapter 11 Cases;

    (m)          resolve disputes concerning any reserves with respect to Disputed Claims and Disputed Equity Interests or the administration thereof;

    (n)          recover all assets of the Debtors and property of their Estates, wherever located, including any Causes of Action; and

    (o)          hear and resolve all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1          Payment of Statutory Fees.

    All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Claim and be treated in accordance with Section 2.1.

Section 12.2          Dissolution of the Committee.

    On the Effective Date, any Committee that has been appointed shall be deemed dissolved and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.3          Amendment or Modification of Plan.

    Subject to the limitations contained herein, (1) the Debtors reserve the right, subject to the consent of the Plan Funders, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order, and (2) after the entry of the Confirmation Order, the Debtors, may, upon the consent of the Plan Funders, and order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. The Plan Funders shall not be obligated to proceed under the Plan Funding Agreement if they do not consent to modifications or amendments made to the Plan.

Section 12.4          Revocation of Plan.

    The Debtors reserve the right, subject to the consent of Plan Funders, at any time prior to the entry of the Confirmation Order, to revoke and withdraw this Plan. The Debtors shall have the right to revoke and withdraw this Plan without the consent of the Plan Funders if the Debtors' failure to do so would violate the Debtors' fiduciary duties to consider and propound a plan or otherwise seek to effectuate a transaction which would yield a material enhancement to the benefits to Holders of Allowed Claims and/or Allowed Interests beyond the benefits provided by this Plan. In the event of a withdrawal of this Plan, nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtors.

Section 12.5          Successors and Assigns.

    The rights, benefits and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Section 12.6          Reservation of Rights.

    Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Neither the filing of this Plan, nor any statement or provision contained herein or in the Disclosure Statement, nor the taking of any action by the Debtors with respect to this Plan shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.7          Exemption from Certain Transfer Taxes.

    Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in this Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any country, city of governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

Section 12.8          Further Assurances.

    The Debtors, the Reorganized Debtors and all Holders of Claims or Equity Interests receiving distributions under this Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Section 12.9          Implementation.

    The Debtors shall take all steps and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Plan.

Section 12.10          Service of Documents.

    Any pleading, notice or other document required by this Plan to be served on or delivered to the Debtor shall be sent by first class U.S. mail, postage prepaid to:

Seitel, Inc.
Attn: President
10811 South Westview Circle Drive
Suite 100, Building C
Houston, Texas 77043

                                                                with copies to:

Greenberg Traurig, LP

Counsel to Seitel, Inc., et al.
Attn:    Hal M. Hirsch, Esq.
           Allen G. Kadish, Esq.
200 Park Avenue
New York, New York 10166

Fax: (212) 801-6400

Section 12.11          Plan Supplement.

    The Amended Certificates of Incorporation, Amended By-Laws and such other documents to implement this Plan as may be designated by the Debtors and approved, in form and substance, by the Plan Funders shall be contained in the Plan Supplement and Filed at least five (5) days prior to the last day upon which Holders of Impaired Classes of Claims and Equity Interests may vote to accept or reject this Plan.

Section 12.12          Compromise of Controversies.

    Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests or controversies resolved pursuant to this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims or Equity Interests against the Debtors.

Section 12.13          Final Order.

    Except as otherwise expressly provided in this Plan (including without limitation in section 9.2, which requires the consent of the Plan Funders to any waiver with respect to the Confirmation Order), any requirement in the Plan for a Final Order may be waived by the Debtors upon written notice filed with the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Section 12.14          Business Days.

    If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 12.15          Severability.

    Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claims or Equity Interests, such provision shall be unenforceable as to all holders of Claims or Equity Interests or to the specific holder of such Claim or Equity Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan. The Debtors reserve the right not to proceed with Confirmation or consummation of this Plan if any such ruling occurs.

Section 12.16          Time.

    Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 12.17          No Interest.

    Unless otherwise specifically provided for in this Plan or Confirmation Order or Allowed by a Final Order, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim or Equity Interest shall be entitled to such interest or any penalty or late charge accruing on or after the Petition Date on any such Claim or Equity Interest. Interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date paid with respect to such Claim once Allowed.

Section 12.18          No Attorneys' Fees.

    No attorneys' fees will be paid by the Debtors with respect to any Claim or Equity Interest except as expressly specified herein or Allowed by a Final Order.

Section 12.19          Defenses with Respect to Unimpaired Claims.

    Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors, with respect to any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

Section 12.20          No Injunctive Relief.

    No Claim or Equity Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief.

Section 12.21          Continued Confidentiality Obligations.

    Pursuant to the terms thereof, members of and advisors to any Committee, any other holder of a Claim or Equity Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with these Chapter 11 Cases or the Debtors, to the extent that such agreement by its terms, may continue in effect after the Confirmation Date.

Section 12.22          No Admissions.

    Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

Section 12.23          Waiver.

    The Debtors reserve the right, in their sole discretion, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtors and/or their affiliates.

Section 12.24          Waiver of Automatic Stay to Enforce Judgment.

    The Debtors with the consent of the Plan Funders may request that the Confirmation Order include (i) a finding that Federal Rule of Civil Procedure 62(a), Bankruptcy Rule 7062 and Bankruptcy Rule 3020(e) shall not apply to the Confirmation Order and (ii) authorization for the Debtors to consummate this Plan immediately after entry of the Confirmation Order.

Dated: Houston, Texas July 21, 2003

SEITEL, INC.

By:/s/ Larry E. Lenig, Jr.
          Larry E. Lenig, Jr.
          President and Chief Executive Officer

Seitel Management, Inc.,
N360X, L.L.C., Seitel Delaware, Inc.,
Seitel Data Corp., Seitel Data, Ltd.,
Seitel Offshore Corp., Datatel, Inc.,
Seitel Solutions, Inc., Seitel Solutions, L.L.C., Seitel Solutions, Ltd., SI Holdings, G.P.,
Seitel Solutions Holdings, L.L.C.,
Seitel Canada Holdings, Inc., SEIC, Inc.,
SEIC, L.L.C., DDD Energy, Inc.,
Energy Venture Holdings, L.L.C.,
Endeavor Exploration, L.L.C.,
Seitel Geophysical, Inc.,

Matrix Geophysical, Inc.,

Seitel Gas & Energy Corp.,
Seitel Power Corp., Geo-Bank, Inc.,
Alternative Communication Enterprises, Inc.,
EHI Holdings, Inc., Exsol Inc.,
Seitel IP Holdings, LLC,

Seitel Natural Gas, Inc.,
Seitel Canada L.L.C.
and Express Energy I, LLC

By:/s/ Larry E. Lenig, Jr.
          Larry E. Lenig, Jr.
          Executive Vice President